Exhibit 99.1

Tangoe, Inc. Announces Second Quarter 2011 Financial Results

•                  Total revenue of $26.0 million, up 56% year-over-year

•                  GAAP operating income of $1.0 million; non-GAAP operating income of $2.7 million, up 101% year-over-year

•                  GAAP net loss of $1.4 million; non-GAAP net income of $1.8 million

•                  Adjusted EBITDA of $3.1 million, up 90% year-over-year

Orange, Conn., August 23, 2011 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Communications Lifecycle Management (“CLM”) software and related services, today announced financial results for its second quarter ended June 30, 2011.

“We are very pleased with the company’s strong second quarter performance, which was highlighted by strong revenue growth,” stated Albert Subbloie, president and CEO of Tangoe. “Our strong organic recurring revenue growth is being driven by continued market demand, solid execution and the compelling value proposition associated with Tangoe’s suite of integrated CLM solutions.”

Subbloie added, “The completion of our initial public offering was an important milestone for our company. Tangoe now has greater brand awareness and enhanced resources to execute its growth strategy and further extend its leadership position in the CLM market. Looking ahead, we plan to leverage and scale our industry-leading product suite and global operational capabilities for continued market share gains. We also plan to continue executing our M&A strategy to further expand Tangoe’s growth opportunity.”

Second Quarter 2011 Financial Highlights

•                  Revenue: Total revenue for the second quarter was $26.0 million, an increase of 56% on a year-over-year basis. Recurring technology and services revenue was $23.5 million, an increase of 69% on a year-over-year basis. Strategic consulting, licenses and other services contributed the remaining $2.5 million of total revenue for the second quarter of 2011.

•                  Operating Income: GAAP operating income for the second quarter was $1.0 million, compared to $0.3 million for the second quarter of 2010.  Non-GAAP operating income was $2.7 million, an increase of 101% compared to $1.4 million for the second quarter of 2010.

•                  Net Income (Loss): GAAP net loss for the second quarter was $1.4 million, compared to a $0.2 million net loss for the same period last year. GAAP loss per share for the second quarter was $0.48 after deducting dividends and accretion related to our preferred stock, based on 4.9 million weighted-average shares outstanding, compared to a loss per share of $0.27 based on 4.3 million weighted-average shares outstanding for the same period last year.

Non-GAAP net income for the second quarter was $1.8 million, up 129% compared to $0.8 million for the second quarter of 2010. Non-GAAP net income per share for the second quarter was $0.06 based on 29.9 million weighted-average diluted shares outstanding, compared to $0.03 per share based on 28.6 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter was $3.1 million, an increase of 90% compared to $1.6 million for the second quarter of 2010. Adjusted EBITDA margin was 11.9% for the second quarter of 2011, compared to a 9.8% margin for the same period last year.

•                  Balance Sheet: As of June 30, 2011, Tangoe had cash and cash equivalents of $9.0 million. Subsequent to the end of the quarter, Tangoe closed its Initial Public Offering (IPO) on August 1, 2011, which generated net proceeds in excess of $67 million. The company used a portion of its IPO proceeds to retire $25.5 million of debt that was outstanding as of June 30, 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of August 23, 2011, Tangoe is initiating guidance for its third quarter and full year 2011 as follows:

•                  Third Quarter 2011 Guidance: Total revenue is expected to be in the range of $26.3 million to $26.7 million. Adjusted EBITDA is expected to be in the range of $3.0 million to $3.2 million. Non-GAAP EPS is expected to be approximately $0.06 based on 35.1 million weighted-average diluted shares outstanding.

•                  Full Year 2011 Guidance: Total revenue is expected to be in the range of $101.4 million to $102.2 million. Adjusted EBITDA is expected to be in the range of $11.8 million to $12.2 million. Non-GAAP EPS is expected to be in the range of $0.24 to $0.25 based on 33.3 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the Company’s financial results for the second quarter and guidance for the remainder of fiscal 2011. To access this call, dial 888.401.4685 (United States), or 719.325.2481 (international), with conference ID # 4299134. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through September 6, 2011, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is 4299134.

About Tangoe

Tangoe is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, invoice processing, expense allocation and accounting and asset decommissioning and disposal.

Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, stock-based compensation expense and decrease (increase) in fair value of warrants for redeemable convertible preferred stock less interest income and other income.  Non-GAAP operating income excludes stock-based compensation expenses and amortization of intangible assets and deferred financing costs.  Non-GAAP net income excludes stock-based compensation expenses, amortization of intangible assets and deferred financing costs and decrease (increase) in fair value of warrants for redeemable convertible preferred stock.  Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about, our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission under Rule 424(b)(1) on July 27, 2011. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

Revenue:
Recurring technology and services	$13,891	$23,510	$27,151	$43,437
Strategic consulting, software licenses and other	2,814	2,537	5,509	4,951
Total revenue	16,705	26,047	32,660	48,388

Cost of revenue:
Recurring technology and services	6,675	11,408	12,457	20,465
Strategic consulting, software licenses and other	687	1,245	1,988	2,517
Total cost of revenue	7,362	12,653	14,445	22,982

Gross profit	9,343	13,394	18,215	25,406

Operating expenses:
Sales and marketing	3,046	3,963	5,825	7,661
General and administrative	2,811	4,436	5,399	8,172
Research and development	2,307	2,833	4,572	5,695
Depreciation and amortization	879	1,123	1,750	2,131
Income from operations	300	1,039	669	1,747

Other income (expense), net
Interest expense	(533)	(777)	(1,076)	(1,436)
Interest income	2	3	13	7
Decrease (increase) in fair value of warrants for redeemable convertible preferred stock	45	(1,475)	(603)	(2,015)
Loss before income tax provision	(186)	(1,210)	(997)	(1,697)
Income tax provision	49	180	113	306
Net loss	(235)	(1,390)	(1,110)	(2,003)
Preferred dividends	(928)	(929)	(1,857)	(1,858)
Accretion of redeemable convertible preferred stock	(16)	(16)	(32)	(32)
Loss applicable to common stockholders	$(1,179)	$(2,335)	$(2,999)	$(3,893)

Basic and diluted loss per common share	$(0.27)	$(0.48)	$(0.69)	$(0.82)
Basic and diluted weighted average common shares outstanding	4,345	4,853	4,341	4,763

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

		June 30,
	December 31, 2010	2011 (Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,913	$8,981
Accounts receivable, net	14,295	21,007
Prepaid expenses and other current assets	1,395	1,418
Total current assets	21,603	31,406
COMPUTERS, FURNITURE AND EQUIPMENT-NET	1,795	2,610

OTHER ASSETS:
Intangible assets-net	15,785	21,683
Goodwill	17,636	22,893
Security deposits and other non-current assets	1,925	3,744
TOTAL ASSETS	$58,744	$82,336

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,303	$5,894
Accrued expenses	3,364	5,367
Deferred revenue-current portion	8,304	8,492
Notes payable-current portion	6,345	10,555
Total current liabilities	21,316	30,308

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	3,099	771
Deferred revenue-less current portion	1,788	2,036
Notes payable-less current portion	11,777	21,170
Warrants for redeemable convertible preferred stock	1,345	4,072
Total liabilities	39,325	58,357

REDEEMABLE CONVERTIBLE PREFERRED STOCK	61,441	63,336

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Preferred Stock	366	366
Common Stock	—	—
Additional paid-in capital	7,317	9,352
Warrants for common stock	2,022	6,556
Less: notes receivable for purchase of common stock	(93)	(93)
Accumulated deficit	(51,635)	(55,528)
Other comprehensive income (loss)	1	(10)
Total stockholders’ deficit	(42,022)	(39,357)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$58,744	$82,336

TANGOE, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2010	2011
Operating activities:
Net loss	$(1,110)	$(2,003)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt discount	47	375
Depreciation and amortization	1,750	2,131
Decrease in deferred rent liability	(240)	(145)
Amortization of marketing agreement intangible assets	10	49
Allowance for doubtful accounts	22	23
Deferred income taxes	95	129
Stock based compensation	659	1,767
Increase in fair value of warrants for redeemable convertible preferred stock	603	2,015
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,850)	(2,432)
Prepaid expenses and other assets	518	168
Other assets	24	(390)
Accrued expenses	(116)	76
Accounts payable	337	1,595
Deferred revenue	611	220
Net cash provided by operating activities	360	3,578
Investing activities:
Purchases of computers, furniture and equipment	(236)	(351)
Cash paid in connection with acquisitions	—	(8,166)
Net cash used in investing activities	(236)	(8,517)
Financing activities:
Repayment of debt	(2,231)	(12,072)
Borrowings of debt	—	20,000
Deferred financing costs	—	(170)
Proceeds from exercise of options	36	249
Net cash (used in) provided by financing activities	(2,195)	8,007

Net (decrease) increase in cash and cash equivalents	(2,071)	3,068
Cash and cash equivalents, beginning of period	6,163	5,913
Cash and cash equivalents, end of period	$4,092	$8,981

TANGOE, Inc.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,
	2010	2011	2010	2011
Income from operations	$300	$1,039	$669	$1,747

Add:
Stock based compensation	450	932	659	1,767
Amortization of intangibles	579	757	1,158	1,402
Amortization of deferred financing costs	30	10	63	74

Non-GAAP income from operations	$1,359	$2,738	$2,549	$4,990

TANGOE, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,
	2010	2011	2010	2011
Net loss	$(235)	$(1,390)	$(1,110)	$(2,003)
Interest expense	533	777	1,076	1,436
Interest income	(2)	(3)	(13)	(7)
Income tax provision	49	180	113	306
Depreciation and amortization	879	1,123	1,750	2,131
Stock based compensation expense	450	932	659	1,767
(Decrease) increase in fair value of warrants for redeemable convertible preferred stock	(45)	1,475	603	2,015

Adjusted EBITDA	$1,629	$3,094	$3,078	$5,645

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,
	2010	2011	2010	2011
Net loss	$(235)	$(1,390)	$(1,110)	$(2,003)

Add:
Stock based compensation	450	932	659	1,767
Amortization of intangibles	579	757	1,158	1,402
Amortization of deferred financing costs	30	10	63	74
(Decrease) Increase in fair value of warrants for redeemable convertible	(45)	1,475	603	2,015

Non-GAAP net income	$779	$1,784	$1,373	$3,255

Non-GAAP net income per share: diluted	$0.03	$0.06	$0.05	$0.11

Fully diluted weighted average shares outstanding	28,631	29,867	28,524	29,163

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,
	2010	2011	2010	2011
Net cash provided by operating activities	$818	$2,449	$360	$3,578

Add:
Interest payments, net	533	574	1,063	973
IPO Expense payments	66	61	70	466

Subtract:
Capital Expenditures	351	459	508	842
Unlevered Free Cash Flow	$1,066	$2,625	$985	$4,175

Investor Contact:

Seth Potter

ICR

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com